POWER OF ATTORNEY



        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John D. Neumann, Jesse L. Adkins, Kimberly J. Pustulka, Eric Orsic and Thomas J. Murphy, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $1.00 per share, of NACCO Industries, Inc. (the ?Company?) and Class B Common Stock, par value $1.00 per share, of the Company, including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Clara T. Rankin Williams (f/k/a Clara T. Rankin)

The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams; and

2012 Clara R. Williams Trust

	By:  Clara R. Williams, Trustee

Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)
	By:  Clara Rankin Williams, Custodian


AMR Associates, LP
	By:  2012 Clara R. Williams Trust U/A/D June 22, 2012
	     General Partner, Clara R. Williams Trustee



Name:	/s/ Clara R. Williams
	Clara R. Williams

Date:	 09/29/2017
Address: 5875 Landerbrook Drive, Suite 220
         Cleveland, Ohio 44124